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                                                                       EXHIBIT 4

                                                                [CONFORMED COPY]

                               SECURITY AGREEMENT

        AGREEMENT dated as of May 20, 1999, between CARDIAC PATHWAYS CORPORATION, a Delaware corporation (together with its successors, the "Company"), and BankAmerica Ventures, as Collateral Agent (the "Collateral Agent") for the Purchasers referred to below.

                              W I T N E S S E T H :

        WHEREAS the Company, and the purchasers listed therein (the "Purchasers"), are parties to a Securities Purchase Agreement of even date herewith (as the same may be amended from time to time, the Securities Purchase Agreement"); and

        WHEREAS, in order to induce said purchasers to enter into the Securities Purchase Agreement, the Company has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Bridge Securities referred to in the Securities Purchase Agreement;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Definitions. Terms defined in the Securities Purchase Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

        "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Company, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Company arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Company's rights in, to and under all purchase orders for goods, services or other property, and all of the Company's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Company under all contracts for the sale, lease or exchange of



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goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Company), in each case whether now existing or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

        "Collateral" has the meaning specified in Section 3.

        "Collateral Account" has the meaning specified in Section 5.

        "Commodity Account" means an account maintained by a commodity intermediary in which a commodity contract is carried for a commodity customer.

        "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option, or other contract that, in each case, is:

                (i) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws; or

                (ii) traded on a foreign commodity board of trade, exchange, or market, and is carried on the books of a commodity intermediary for a commodity customer.

        "Copyright License" means, any agreement now or hereafter in existence granting to the Company, or pursuant to which the Company has granted to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including, without limitation, any agreement identified in Schedule 1 to a Copyright Security Agreement.

        "Copyrights" means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in
Schedule 1 to the Copyright Security Agreement, (ii) all renewals thereof, (iii) all claims for, and rights to sue for, past



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or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

        "Copyright Security Agreement" means, with respect to the Company, a Copyright Security Agreement, substantially in the form of Exhibit B hereto, executed and delivered by the Company in favor of the Agent, for the benefit of the Secured Parties, as amended from time to time.

        "Credit Agreement" means the Loan and Security Agreement dated as of May 15, 1998 between the Company and Silicon Valley Bank, together with the related documents thereto, including without limitation, any security documents, in each case as in effect on May 17, 1999.

        "Deposit Account" means a demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

        "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Company.

        "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Company, including without limitation all motor vehicles, trucks, trailers, railcars and barges, and all accessions thereto.

        "Financial Asset" means:

                (i) a Security;

                (ii) an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

                (iii) any property that is held by a securities intermediary for another person in a Securities Account if the securities intermediary has expressly agreed with the other person that the property is to be treated as a financial asset under Article 8 of the UCC.



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As context requires, the term means either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a Security certificate, or a Security Entitlement.

        "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Company, including, without limitation, (i) all obligations or indebtedness owing to the Company (other than Accounts) from whatever source arising, (ii) all Patents, Patent Licenses, trademarks, trademark licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the Controlled Group.

        "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Company.

        "Investment Property" means all (i) Securities, whether certificated or uncertificated, (ii) Security Entitlements, (iii) Securities Accounts, (iv) Commodity Contracts and (v) Commodity Accounts now owned or hereafter acquired by the Company.

        "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by the Company, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

        "Liquid Investments" has the meaning specified in Section 5(d).

        "Patent License" means, with respect to the Issuer, any agreement now or hereafter in existence granting to the Issuer, or pursuant to which the Company has granted to any other person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence.



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        "Patents" means, with respect to the Issuer, all of the following: (i)
all letters patent and design letters patent of the United States or any other country and all applications for letters patent and design letters patent of the United States or any other country, including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, the District of Columbia or any other country or any political subdivision of any of the foregoing, including, without limitation, those described in the Perfection Certificate of the Issuer,
(ii) all reissues, divisions, continuations, continuations-in-part, renewals and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

        "Patent Security Agreement" means, with respect to the Issuer, the Patent Security Agreement executed and delivered by the Issuer in favor of the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit D hereto, as the same may be amended from time to time.

        "Perfection Certificate" means a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by the chief executive officer and the chief legal officer of the Company.

        "Permitted Liens" means the Security Interests and the Liens on the Collateral permitted to be created, to be assumed or to exist pursuant to
Section 7.5 of the Credit Agreement.

        "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including without limitation all claims of the Company against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

        "Secured Obligations" means the obligations secured under this Agreement including (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization



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of the Company, whether or not allowed or allowable as a claim in any such proceeding) on the Bridge Securities, (b) all other amounts payable by the Company hereunder or under the Credit Agreement and (c) any renewals or extensions of any of the foregoing.

        "Secured Parties" means the Purchasers and the Collateral Agent.

        "Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

        "Security" means an obligation of an issuer or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer:

                (i) which is represented by a Security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

                (ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and

                (iii) which:

                        (A) is, or is of a type, dealt in or traded on
                securities exchanges or securities markets; or

                        (B) is a medium for investment and by its terms
                expressly provides that it is a security governed by Article 8 of the UCC.

        "Security Entitlement" means the rights and property interest of an entitlement holder with respect to a Financial Asset specified in Part 5 of
Article 8 of the UCC.

        "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         "Trademark License" means, with respect to the Issuer, any agreement now or hereafter in existence granting to the Issuer, or pursuant to which the Issuer has granted to any other Person, any right to use any Trademark.

        "Trademarks" means, with respect to the Issuer, all of the following:
(i) all trademarks, trade names, corporate names, company names,


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business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in the United States Patent and Trademark Office or in a similar office or agency of the United States, any State thereof, the District of Columbia or any other country or any political subdivision of any of the foregoing, (iv) all reissues, extensions and renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

        "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

        SECTION 2. Representations and Warranties. The Company represents and warrants as follows:

                (a) The Company has good and marketable title to all of the Collateral, free and clear of any Liens other than Permitted Liens. The Company has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

                (b) The Company has not performed any acts which might prevent the Collateral Agent from enforcing any of the terms of this Agreement or which would limit the Collateral Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Company)



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        asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby.

                (c) On or before the Closing Date, the Company shall deliver the Perfection Certificate to the Collateral Agent. The information specified therein shall be correct and complete. Within 60 days after the date of the first Borrowing, the Company shall furnish to the Collateral Agent file search reports from each UCC filing office specified in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

                (d) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens. When a Patent Security Agreement has been recorded with the United States Patent and Trademark Office, the Security Interests shall constitute perfected Security Interests in all right, title and interest of the Issuer in the Patents listed in Schedule 1 to such Agreement, prior to all other Liens and rights of others therein except for Permitted Liens. When notice of the Security Interest in the Collateral Account has been given to Citibank, N.A., the Security Interest in the Collateral Account will constitute a perfected Security Interest in the Collateral Account.

                (e) If and when any Financial Asset or Security Entitlement is held in the Collateral Account, the Collateral Agent will have "control" (as defined in Article 8 of the UCC) thereof and will be a "protected purchaser" (as defined in said Article 8) thereof.

                (f) The Inventory and Equipment are insured in accordance with the requirements of the Credit Agreement.

                (g) All Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.



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        SECTION 3. The Security Interests. (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the Company's obligations hereunder and under the Bridge Securities, the Company grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in and to all of the following property of the Company, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                   (i) Accounts;

                  (ii) Documents;

                 (iii) Equipment;

                  (iv) General Intangibles;

                   (v) Instruments;

                  (vi) Inventory;

                 (vii) Investment Property;

                (viii) All Deposit Accounts, including the Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(d) and other monies and property of any kind of the Company in the possession or under the control of the Collateral Agent;

                  (ix) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Company pertaining to any of the Collateral; and

                   (x) All Proceeds of the Collateral described in Clauses 3(a)(i) through 3(a)(ix) hereof.

        (b) The Security Interests are granted as security only and shall not subject the Collateral Agent or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Company with respect to any of the Collateral or any transaction in connection therewith.

        SECTION 4. Further Assurances; Covenants. (a) The Company will not change its name, identity or corporate structure in any manner unless it shall have



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given the Collateral Agent at least 30 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l). The Company will not change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Collateral Agent at least 30 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l). The Company shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

        (b) The Company will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Company hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Company's signature appearing thereon. The Company agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Company shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

        (c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Company's agents or processors, the Company shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions.

        (d) The Company shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Lenders may reasonably require in order to reflect the Security Interests.

        (e) The Company will immediately deliver and pledge each Instrument to the Collateral Agent, appropriately endorsed to the Collateral Agent, provided that so long as no Event of Default (as defined in the Bridge Securities) shall have occurred and be continuing, the Company may retain for collection in the ordinary



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course any Instruments (other than checks and drafts constituting payments in respect of Accounts, as to which the provisions of Section 5(b) shall apply) received by it in the ordinary course of business and the Collateral Agent shall, promptly upon request of the Company, make appropriate arrangements for making any other Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document).

        (f) The Company shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Company may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Company finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Company's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by the Company or the Collateral Agent, shall be borne by the Company.

        (g) Upon the occurrence and during the continuance of any Event of Default, upon request of the Required Purchasers through the Collateral Agent, the Company will promptly notify (and the Company hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee.

        (h) The Company shall, (i) on or prior to the date of the first Borrowing, in the case of Equipment now owned and (ii) within 10 days of acquiring any other Equipment, deliver to the Collateral Agent any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and shall cause the Collateral Agent to be named as lienholder on any such certificate of title or other evidence of ownership. The Company shall promptly inform the Collateral Agent of any additions to or deletions from the Equipment and shall not permit any such items to become a fixture to real estate or an accession to other personal property.



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        (i) Without the prior written consent of the Required Lenders, the
Company will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral except that, subject to the rights of the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Company may sell, lease or exchange Inventory and surplus or worn-out Equipment in the ordinary course of business, whereupon, in the case of such a sale or exchange, the Security Interests created hereby in such item (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Collateral Agent.

        (j) Prior to the Closing Date under the Securities Purchase Agreement, the Company will cause the Collateral Agent to be named as an insured party and loss payee on each insurance policy covering risks relating to any of its Inventory and Equipment. The Company will deliver to the Collateral Agent, upon request of the Collateral Agent, the insurance policies for such insurance or certificates of insurance evidencing such coverage. Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Secured Parties, provide for coverage to the Collateral Agent regardless of any breach by the Company of any warranty or representation made therein, not be subject to co-insurance, provide that all insurance proceeds in excess of $50,000 per claim shall be adjusted with and payable to the Collateral Agent and provide that no cancellation, termination or material modification thereof shall be effective until at least 30 days after receipt by the Collateral Agent of notice thereof. The Company hereby appoints the Collateral Agent as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

        (k) The Company will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

        (l) Not more than six months nor less than 30 days prior to each date on which the Company proposes to take any action contemplated by Section 4(a), the Company shall, at its cost and expense, cause to be delivered to the Purchasers an opinion of counsel, satisfactory to the Collateral Agent, substantially in the form of Exhibit B hereto, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests for a period, specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, against all creditors of and purchasers from the



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Company have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

        (m) The Issuer agrees to notify the Collateral Agent immediately upon filing any application for, or otherwise acquiring ownership of or a registration relating to, any copyright, Patent or Trademark. At any time and from time to time thereafter, the Collateral Agent may (and shall upon instruction from the Required Lenders) require either Company to, at its expense and upon the request of the Collateral Collateral Agent, file (as appropriate) the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office and a copyright security agreement (in form and substance satisfactory to the Collateral Agent) with the United States Copyright Office, and take such other actions as may be necessary or reasonably desirable, or that the Collateral Agent may reasonably request, in order to create and perfect the security interests in such Patents, Trademarks or copyrights, as the case may be. The Issuer shall notify the Collateral Agent immediately if it knows that any application or registration relating to any Patent or Trademark may become abandoned or dedicated to the public (other than applications or registrations (x) with respect to any such Patents or Trademarks that are no longer used or useful in the business of the Issuer or whose minimal value does not reasonably justify the cost of maintaining such registration or application, or (y) that have been refused by the applicable patent or trademark registry) or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, or any court) regarding the Issuer's ownership of any Patent or Trademark, its right to register the same, or to keep and maintain the same. In the event that any right to any Patent, Patent License, Trademark or Trademark License of either Company is infringed, misappropriated or diluted by a third party, the Issuer shall notify the Collateral Agent promptly after it learns thereof and shall, unless the Issuer shall reasonably determine that any such action would be of negligible economic value, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Issuer shall reasonably deem appropriate under the circumstances to protect such Patent, Patent License, Trademark or Trademark License. In no event shall either Company, either by itself or through any agent, employee or licensee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, or with any similar office or agency of the United States, any State thereof, the District of Columbia or with any similar office or agency in any other country or any political subdivision thereof, unless not less than 10 days prior thereto it informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments,



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documents and papers the Collateral Agent may request to evidence the Security
Interests in such Patent or Trademark and the goodwill and general intangibles of the Issuer relating thereto or represented thereby, and the Issuer hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest, shall be irrevocable until the Secured Obligations are paid in full.

        (n) From time to time upon request by the Collateral Agent, the Company shall, at its cost and expense, cause to be delivered to the Purchasers an opinion of counsel satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Required Purchasers may reasonably request.

        SECTION 5. Collateral Account. (a) There is hereby established with the Collateral Agent a collateral account (the "Collateral Account") in the name and under the control of the Collateral Agent into which there shall be deposited
(i) from time to time the cash proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to subsection 5(b) hereof or any other provision of this Agreement and (ii) the cash proceeds of the Securities issued and sold pursuant to the Securities Purchase Agreement. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to subsection 5(d) hereof shall vest in the Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

        (b) The Company shall instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (i) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or (ii) to one or more other banks in any state (other than Louisiana) in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Exhibit C hereto duly executed by the Company and such bank or under other arrangements, in form and substance satisfactory to the Collateral Agent, pursuant to which the Company shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account or as the Collateral Agent may otherwise instruct such bank. All such payments made to the Collateral Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Secured Parties and shall not be commingled with any other funds or property of the Company.

        (c) The balance from time to time standing to the credit of the Collateral Account shall, except upon the occurrence and continuation of an Event of Default, be distributed to the Company upon the order of the Company. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution to the Company referred to in the previous sentence of this Section 5(c), the Collateral Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Collateral Agent shall, if so instructed by the Required Lenders, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in Section 9.

        (d) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Company shall determine, which Liquid Investments shall be held in the name and be under the control of the Collateral Agent, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Required Lenders, liquidate any such Liquid Securities and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9. For this purpose, "Liquid Investments" means the investments listed in clauses (b) and (c) of the definition of "Permitted Investments" in the Credit Agreement; provided that (x) each Liquid Investment shall mature within 30 days after it is acquired by the Collateral Agent and (y) in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Liquid Investment shall be either:

                (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Collateral Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Collateral Agent or an agent thereof (which shall not be the Company or any of its Affiliates) in the State of New York; or

                (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Collateral Agent) appropriate measures shall have been taken for perfection of the Security Interests.

        SECTION 6. General Authority. The Company hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Company, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the Company's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the
Collateral:

                (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

                (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

                (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give the Company not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and the Company agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

        SECTION 7. Remedies upon Event of Default. (a) If any Event of Default has occurred and is continuing, the Collateral Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Account and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all the Secured

Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Company will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company which may be waived, and the Company, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 6 shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

        (b) For the purpose of enforcing any and all rights and remedies under this Agreement the Collateral Agent may (i) require the Company to, and the Company agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral

Agent which is, in its opinion, reasonably convenient to the Collateral Agent and the Company, whether at the premises of the Company or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Company's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Company, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Company. The Collateral Agent may also render any or all of the Collateral unusable at the Company's premises and may dispose of such Collateral on such premises without liability for rent or costs.

        SECTION 8. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

        SECTION 9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account shall be applied by the Collateral Agent in the following order of priorities:

                first, to pay the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to the Securities Purchase Agreement or Section 12 hereof;

                second, to pay ratably the unpaid principal of the Secured Obligations;

                third, to pay ratably the unpaid interest accrued on the Secured Obligations in accordance with the provisions of the Bridge Securities and this Agreement;

                fourth, to pay ratably all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

                finally, to pay to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

        SECTION 10. Concerning the Collateral Agent. (a) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Purchasers or, in the absence of such instructions, in accordance with its discretion.

                (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Company.

                (c) BankAmerica Ventures and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any subsidiary or affiliate of the Company as if it were not the Collateral Agent hereunder.

                (d) The obligations of the Collateral Agent hereunder are only those expressly set forth herein. without limiting the generality of the foregoing, the Collateral Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided herein.

                (e) The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                (f) Neither the Collateral Agent nor any director, officer, agent, or employee of the Collateral Agent shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of any Purchaser of any requests made in accordance with Section 10(a), the Required Purchaser or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Collateral Agent, nor any of its affiliates, nor any of their respective directors, officers, agents or employees, shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Company; or (iii) the validity, effectiveness or genuiness of this Agreement or any instrument or writing furnished in connection herewith. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Collateral Agent shall not be responsible for the existence, genuiness or value of any of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Company.

                (g) Each Secured Party shall, ratably in accordance with the amount of its Obligations, indemnify the Collateral Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Assignor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder or thereunder.

                (h) The Collateral Agent may resign at any time by giving written notice of its resignation to the Secured Parties and the Company. Upon any such resignation, the Purchasers shall have the right to appoint a successor Collateral Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Purchasers, and shall have accepted such appointment, within 30 days after the retiring Security Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a Successor Agent. Upon the acceptance of its appointment as Collateral Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Security Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

                (i) In order to comply with any legal requirement in any jurisdiction, the Collateral Agent may at any time appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 10).

                (j) Each Purchaser irrevocably appoints and authorizes the Collateral Agent to enter into and act as its agent in connection with the Financing Documents and to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to it by the terms hereof or thereof, together with such powers as are incidental thereto.

        SECTION 11. Expenses. If the Company fails to comply with the provisions of the Bridge Securities or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Collateral Agent if requested by the Required Purchasers may, but shall not be required to, effect such compliance on behalf of the Company, and the Company shall reimburse the Collateral Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Required Purchasers from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Company; and if the Company fails to promptly pay any portion thereof when due, any Secured Party may, at its option, but shall not be required to, pay the same and charge the Company's account therefor, and the Company agrees to reimburse such Secured Party therefor on demand. All sums so paid or incurred by any Secured Party for any of the foregoing and any and all other sums for which the Company may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by any Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate otherwise applicable to the Bridge Securities plus 5%, be additional Secured Obligations hereunder.

        SECTION 12. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Company. At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Required Purchasers. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, at the expense of the Company, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

        SECTION 13. Notices. All notices, communications and distributions hereunder shall be given in accordance with Section 9.01 of the Securities Purchase Agreement.

        SECTION 14. Waivers, Non-Exclusive Remedies. No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

        SECTION 15. Successors and Assigns. This Agreement is for the benefit of the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be automatically transferred with such indebtedness. This Agreement shall be binding on the Company and its successors and assigns.

        SECTION 16. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Company and the Collateral Agent with the consent of the Required Purchasers.

        SECTION 17. California Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than California are governed by the laws of such jurisdiction.

        SECTION 18. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        CARDIAC PATHWAYS
                                        CORPORATION



                                        By: /s/ William N. Starling
                                           -------------------------------------
                                           Title: President and CEO



                                        BANKAMERICA VENTURES, as
                                        Collateral Agent


                                        By: /s/ Anchie Y. Kuo
                                           -------------------------------------
                                           Title: Managing Director




PURCHASERS

MORGAN STANLEY VENTURE PARTNERS III, L.P.
By:   Morgan Stanley Venture Partners III, L.L.C.
      its General Partner
By:   Morgan Stanley Venture Capital III, Inc.,
      its Institutional Managing Member


By: /s/ Fazle Husain
    ---------------------------------------------
    Title: General Partner

MORGAN STANLEY VENTURE INVESTORS III, L.P.
By:   Morgan Stanley Venture Partners III, L.L.C.
      its General Partner
By:   Morgan Stanley Venture Capital III, Inc.,
      its Institutional Managing Member


By: /s/ Fazle Husain
    ---------------------------------------------
    Title: General Partner



THE MORGAN STANLEY VENTURE PARTNERS
  ENTREPRENEUR FUND, L.P.
By:   Morgan Stanley Venture Partners III, L.L.C.
      its General Partner
By:   Morgan Stanley Venture Capital III, Inc.,
      its Institutional Managing Member


By: /s/ Fazle Husain
    ---------------------------------------------
    Title: General Partner



BANKAMERICA VENTURES


By: /s/ Anchie Y. Kuo
    ---------------------------------------------
    Title: Managing Director



STATE OF WISCONSIN INVESTMENT BOARD


By: /s/ John Nelson
    ---------------------------------------------
    Title: Investment Director

                                                                       EXHIBIT A


                             PERFECTION CERTIFICATE

        The undersigned, the chief executive officer and chief legal officer of CARDIAC PATHWAYS CORPORATION, a Delaware corporation (the "Company"), hereby certify with reference to the Security Agreement dated as of __________ __, 19__ between the Company and [______________________________], as Collateral Agent (terms defined therein being used herein as therein defined), to the Secured Parties as follows:

        1. Names. (a) The exact corporate name of the Company as it appears in its certificate of incorporation is as follows:



        (b) Specified below is each other corporate name the Company has had since its organization, together with the date of the relevant change:



        (c) Except as specified in Schedule 1, the Company has not changed its identity or corporate structure in any way within the past five years.

        [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

        (d) The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units at any time during the past five years:



        2. Current Locations. (a) The chief executive office of the Company is located at the following address:


Mailing Address                              County               State
-------------------------------------------- -------------------- --------------

        (b) The following are all the locations where the Company maintains any books or records relating to any Accounts:


Mailing Address                              County               State
-------------------------------------------- -------------------- --------------



        (c) The following are all the places of business of the Company not identified above:


Mailing Address                              County               State
-------------------------------------------- -------------------- --------------



        (d) The following are all the locations where the Company maintains any Inventory not identified above:


Mailing Address                              County               State
-------------------------------------------- -------------------- --------------



        (e) The following are the names and addresses of all Persons other than the Company which have possession of any of the Company's Inventory:


Mailing Address                              County               State
-------------------------------------------- -------------------- --------------

        3. Prior Locations. (a) Specified below is the information required by subparagraphs 2(a), 2(b) and 2(c) above with respect to each location or place of business maintained by the Company at any time during the past five years:



        (b) Specified below is the information required by subparagraphs 2(d) and 2(e) above with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:



        4. Unusual Transactions. Except as specified in Schedule 4, all Accounts have been originated by the Company and all Inventory and Equipment has been acquired by the Company in the ordinary course of its business.

        5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name specified in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

        6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as Schedule 6(B) is a true copy of each such filing duly acknowledged by the filing officer.

        7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

        8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

        IN WITNESS WHEREOF, we have hereunto set our hands this __ day of __________, 19__.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                   SCHEDULE 6(A)


                            DESCRIPTION OF COLLATERAL

        All accounts, chattel paper, contract rights, documents, equipment, deposit accounts, general intangibles, inventory and investment property, now owned or hereafter acquired, wherever located, and all proceeds thereof.

                                                                      SCHEDULE 7


                               SCHEDULE OF FILINGS


     Debtor           Filing Officer         File Number     Date of Filing(1)
---------------- ------------------------    -----------  ----------------------





--------------
(1) Indicate lapse date, if other than fifth anniversary.

                                                                       EXHIBIT B


                         OPINION OF COUNSEL FOR COMPANY


        1. The Security Agreement creates a valid security interest, for the benefit of the Secured Parties, in all the Company's right, title and interest in all Collateral to the extent the UCC is applicable thereto (the "Security Interest").

        2. UCC financing statements and amendments thereto (collectively, the "Financing Statements") have been filed in the filing offices listed in Schedule 7 to the Perfection Certificate (the "Filing Jurisdictions"), which are all of the offices in which filings are required to perfect the Security Interest, to the extent the Security Interest may be perfected by filing under the UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect the Security Interest, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods specified in Schedule 7 to the Perfection Certificate; (ii) additional filings may be necessary if the Company changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) we express no opinion on the perfection of, or need for further filing or recording to perfect, the Security Interest in goods now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

        3. There are

                (a) no UCC financing statements which name the Company as debtor or seller and cover any of the Collateral, other than the Financing Statements, [and the financing statements with respect to Permitted Liens annexed as Schedule 5(A) to the Perfection Certificate], listed in the available records in the UCC filing offices specified in paragraphs 2 and 3 of the Perfection Certificate, which include all of the offices prescribed under the UCC as the offices in which filings should have been made to perfect security interests in the Collateral; and

                (b) no notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any of the Collateral listed in the available records in the [UCC filing office in state of Company's chief executive office], which is the only office having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (filed pursuant to Section 6323 of the Internal Revenue Code) and liens of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) on the Collateral.

        4. The Security Interest validly secures the payment of all future Loans made by the Lenders to the Company, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such Loans, and is perfected to the extent specified in paragraph 7 above with respect to such future Loans. Insofar as the priority thereof is governed by the UCC, the Security Interest has the same priority with respect to such future Loans as it does with respect to Loans made on the date hereof.

                                                                       EXHIBIT C

                            [FORM OF LOCKBOX LETTER]

                                                          _____________ __, 19__

[Name and Address of Lockbox Bank]

         Re:      Cardiac Pathway Corporation

Gentlemen:

        We hereby notify you that effective ___________, 19__, we have transferred exclusive ownership and control of our lock-box account[s] No[s]. _________________ (the "Lockbox Account[s]") maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A (the "Lockbox Account[s]") to [______________________________], as Collateral Agent (the
"Collateral Agent").

        We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Collateral Agent for credit to account no. ___________ maintained by it at its office at [___________________] or (ii) as you may otherwise be instructed by the Collateral Agent.

        We also hereby notify you that the Collateral Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s].

        All funds deposited into the Lockbox Account[s] will not be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Collateral Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

        Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.

                                        Very truly yours,

                                        CARDIAC PATHWAYS CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Acknowledged and agreed to as of
this ____ day of ______, 19__.


[LOCKBOX BANK]



By:
   -------------------------------------
   Name:
   Title:

                                                                       EXHIBIT D


                            PATENT SECURITY AGREEMENT

               (PATENTS, PATENT APPLICATIONS AND PATENT LICENSES)

        WHEREAS, Cardiac Pathways Corporation, a Delaware corporation (herein referred to as "Grantor"), owns the Patents listed on Schedule 1 annexed hereto, and is a party to the Patent Licenses listed on Schedule 1 annexed hereto;

        WHEREAS, the Grantor and the purchasers listed therein are parties to a Securities Purchase Agreement of even date herewith (as the same may be amended and in effect from time to time among said parties and such lenders (the "Lenders") as may from time to time be parties thereto, the "Securities Purchase Agreement"), pursuant to which the Grantor has agreed to issue certain Senior Convertible Floating Rate Bridge Notes (the "Bridge Securities");

        WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor, and BankAmerica Ventures, as collateral agent for the secured parties referred to therein (in such capacity, together with its successors in such capacity pursuant to the terms of such Security Agreement, the "Grantee"), Grantor has granted to Grantee for the ratable benefit of such secured parties a security interest in substantially all the assets of the Grantor including all right, title and interest of Grantor in, to and under all Grantor's Patents (as defined in the Security Agreement), together with any reissue, continuation, continuation-in-part or extension thereof, all Grantor's Patent applications and all Grantor's Patent Licenses (as defined in the Security Agreement), whether presently existing or hereafter arising or acquired, and all products and proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents, to secure the payment of all amounts owing by the Grantor under the Bridge Securities issued pursuant to Securities Purchase Agreement and the other Financing Documents referred to therein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether presently existing or hereafter arising or acquired:

                (i) each Patent and Patent application, including each Patent and Patent application referred to in Schedule 1 annexed hereto;

                (ii) each Patent License, including each Patent License listed on Schedule 1 annexed hereto; and

                (iii) all products and proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future in
        Schedule 1 annexed hereto, and any Patent licensed under any Patent License, including any Patent License listed on Schedule 1 annexed hereto.

        This security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

        IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the _______th day of ____________, ____.


                                        CARDIAC PATHWAYS CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Acknowledged:

BANKAMERICA VENTURES,
  as Collateral Agent

By:
   -------------------------------------
   Name:
   Title:

STATE OF________________)
                        ):ss.:
COUNTY OF______________ )



        On the ___th day of ____________, ____ before me personally came ____________, to me personally known and known to me to be the person described in and who executed the foregoing instrument as _____________ of Cardiac Pathways Corporation, who being by me duly sworn, did depose and say that he resides at ____________, ____________; that he is ________________ of Cardiac
Pathways Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that the said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.




                                        ----------------------------------------
                                        Notary Public



Notary Public, State of New York


My commission expires:

-------------------------

                                                                      SCHEDULE 1


                          INTELLECTUAL PROPERTY RIGHTS

                                                                       EXHIBIT E


                          TRADEMARK SECURITY AGREEMENT

                       (TRADEMARKS, TRADEMARK APPLICATIONS
                             AND TRADEMARK LICENSES)

                WHEREAS, Cardiac Pathways Corporation, a Delaware corporation (herein referred to as "Grantor"), owns the Trademarks listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses listed on Schedule 1 annexed hereto;

                WHEREAS, the Grantor and the purchasers listed therein are parties to a Securities Purchase Agreement of even date herewith (as the same may be amended and in effect from time to time among said parties and such lenders (the "Lenders") as may from time to time be parties thereto, the "Securities Purchase Agreement"), pursuant to which the Grantor has agreed to issue certain Senior Convertible Floating Rate Bridge Notes (the "Bridge Securities");

                WHEREAS, pursuant to the terms of the Security Agreement of even date herewith (as said Agreement may be amended and in effect from time to time, the "Security Agreement") between Grantor, and BankAmerica Ventures, as collateral agent for the secured parties referred to therein (in such capacity, together with its successors in such capacity pursuant to the terms of such Security Agreement, the "Grantee"), Grantor has granted to Grantee for the ratable benefit of such secured parties a security interest in substantially all the assets of the Grantor including all right, title and interest of Grantor in, to and under all Grantor's Trademarks (as defined in the Security Agreement), together with any reissue, continuation, continuation-in-part or extension thereof, all Grantor's Trademark applications and all Grantor's Trademark Licenses (as defined in the Security Agreement), whether presently existing or hereafter arising or acquired, together with the goodwill of the business connected with the use of, or symbolized by, the Trademarks and the applications therefor and the registrations thereof, and all products and proceeds thereof, including any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the associated goodwill, for the full term of the Trademarks, to secure the payment of all amounts owing by the Grantor under the Financing Documents;

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter arising or acquired:

                (i) each Trademark, including each Trademark application referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each such Trademark;

                (ii) each Trademark License, including each Trademark License listed on Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each such Trademark licensed pursuant thereto; and

                (iii) all products and proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future infringement or dilution of any Trademark, including any Trademark referred to in Schedule 1 annexed hereto, and any Trademark licensed under any Trademark License, including any Trademark License listed on
        Schedule 1 annexed hereto, or for injury to the goodwill associated with any of the foregoing.

        This security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

        IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the __th day of __________ __, ____.


                                        CARDIAC PATHWAYS CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Acknowledged:

BANKAMERICA VENTURES,
  as Collateral Agent


By:
   -------------------------------------
   Name:
   Title:

STATE OF NEW YORK    )
                     ): ss.:
COUNTY OF NEW YORK   )


        On the __th day of ___________, ____ before me personally came _______ ________, to me personally known and known to me to be the person described in and who executed the foregoing instrument as [_____________] of Cardiac Pathways Corporation, who being by me duly sworn, did depose and say that he resides at ________________, _______________; that he is [____________] of Cardiac Pathways
Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that the said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.




                                        ----------------------------------------
                                        Notary Public



Notary Public, State of New York


My commission expires:

----------------------

                                                                   Schedule 1 to
                                                    Trademark Security Agreement


                     TRADEMARKS AND TRADEMARK REGISTRATIONS

                 Trademark               Reg. No.          Reg. Date









                             TRADEMARK APPLICATIONS


Mark           Date Filed                                    Serial No.
----           ----------                                    ----------


                               TRADEMARK LICENSES


                  Agreement     Parties     Date of Agreement     Subject Matter
                  ---------     -------     -----------------     --------------

As Licensee
-----------


As Licensor
-----------